Exhibit 20.1

Nissan Auto Receivables 2004-C

Servicer's Certificate

For the month of October 2004

NAR 2004-C
Collection Period	Oct-04			30/360 Days	30
Distribution Date	15-Nov-04			Actual/360 Days	31

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,231,808,868.66	1,187,086,022.09	1,143,524,093.52	0.928329
Total Securities		1,231,808,868.66	1,187,086,022.09	1,143,524,093.52	0.928329
Class A-1 Notes	1.93000%	351,000,000.00	306,277,153.43	262,715,224.86	0.748476
Class A-2 Notes	2.43000%	314,000,000.00	314,000,000.00	314,000,000.00	1.000000
Class A-3 Notes	2.85000%	187,000,000.00	187,000,000.00	187,000,000.00	1.000000
Class A-4 Notes	1.91000%	318,220,000.00	318,220,000.00	318,220,000.00	1.000000
Certificates	0.00000%	61,588,868.66	61,588,868.66	61,588,868.66	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	43,561,928.57	509,015.61	124.1080586	1.4501869
Class A-2 Notes	0.00	635,850.00	-	2.0250000
Class A-3 Notes	0.00	444,125.00	-	2.3750000
Class A-4 Notes	0.00	523,383.51	-	1.6447222
Certificates	0.00	0.00	-	-
Total Securities	43,561,928.57	2,112,374.12

I. COLLECTIONS

Interest:
Interest Collections				3,456,112.51
Repurchased Loan Proceeds Related to Interest				28.22
Total Interest Collections				3,456,140.73

Principal:
Principal Collections				43,226,285.35
Repurchased Loan Proceeds Related to Principal				17,824.82
Total Principal Collections				43,244,110.17

Recoveries of Defaulted Receivables				0.00
Investment Earnings on Yield Supplement Account				54,127.59
Release from the Yield Supplement Account				1,623,446.09
Servicer Advances				145,471.57

Total Collections				48,523,296.15

II. COLLATERAL POOL BALANCE DATA
			Number	Amount
Pool Balance - Beginning of Period			86,804	1,187,086,022.09
Total Principal Collections				43,244,110.17
Principal Amount of Gross Losses				317,818.40
			85,319	1,143,524,093.52

III. DISTRIBUTIONS

Total Collections				48,523,296.15
Reserve Account Draw				0.00
Total Available for Distribution				48,523,296.15

1. Reimbursement of Advance				0.00

2. Servicing Fee:
Servicing Fee Due				989,238.35
Servicing Fee Paid				989,238.35
Servicing Fee Shortfall				0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall				0.00
Class A-1 Notes Interest on Interest Carryover Shortfall				0.00
Class A-1 Notes Monthly Interest Distributable Amount				509,015.61

Class A-1 Notes Monthly Interest Paid				509,015.61
Change in Class A-1 Notes Interest Carryover Shortfall				0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall				0.00
Class A-2 Notes Interest on Interest Carryover Shortfall				0.00
Class A-2 Notes Monthly Interest Distributable Amount				635,850.00

Class A-2 Notes Monthly Interest Paid				635,850.00
Change in Class A-2 Notes Interest Carryover Shortfall				0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall				0.00
Class A-3 Notes Interest on Interest Carryover Shortfall				0.00
Class A-3 Notes Monthly Interest Distributable Amount				444,125.00

Class A-3 Notes Monthly Interest Paid				444,125.00
Change in Class A-3 Notes Interest Carryover Shortfall				0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall				0.00
Class A-4 Notes Interest on Interest Carryover Shortfall				0.00
Class A-4 Notes Monthly Interest Distributable Amount				523,383.51

Class A-4 Notes Monthly Interest Paid				523,383.51
Change in Class A-4 Notes Interest Carryover Shortfall				0.00

Total Note Monthly Interest
Total Note Monthly Interest Due				2,112,374.12
Total Note Monthly Interest Paid				2,112,374.12
Total Note Interest Carryover Shortfall				0.00
Change in Total Note Interest Carryover Shortfall				0.00

Total Available for Principal Distribution				45,421,683.68

4. Total Monthly Principal Paid on the Notes				43,561,928.57

Total Noteholders' Principal Carryover Shortfall				0.00
Total Noteholders' Principal Distributable Amount				43,561,928.57
Change in Total Noteholders' Principal Carryover Shortfall				0.00

5. Total Monthly Principal Paid on the Certificates				0.00

Total Certificateholders' Principal Carryover Shortfall				0.00
Total Certificateholders' Principal Distributable Amount				0.00
Change in Total Certificateholders' Principal Carryover Shortfall				0.00

Remaining Available Collections				1,859,755.11
Deposit from Remaining Available Collections to fund Reserve Account				0.00
Remaining Available Collections Released to Seller				1,859,755.11

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance				38,459,653.74
Release to Collection Account				1,623,446.09
Ending Yield Supplement Account Balance				36,836,207.65

V. RESERVE ACCOUNT

Initial Reserve Account Amount				6,159,044.34
Required Reserve Account Amount				6,159,044.34
Beginning Reserve Account Balance				6,159,044.34
Ending Reserve Account Balance				6,159,044.34

Reserve Account Triggers			Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage			2.00%	0.03%	Pass
Average Three Period Charge Off Rate			2.75%	0.16%	Pass

Required Reserve Account Amount for Next Period				6,159,044.34

VI. POOL STATISTICS

Weighted Average Coupon				3.60%
Weighted Average Remaining Maturity				46.96

Principal Recoveries of Defaulted Receivables				0.00
Principal on Defaulted Receivables				317,818.40
Pool Balance at Beginning of Collection Period				1,187,086,022.09
Net Loss Ratio				0.32%

Net Loss Ratio for Second Preceding Collection Period				0.00%
Net Loss Ratio for Preceding Collection Period				0.00%
Net Loss Ratio for Current Collection Period				0.32%
Average Net Loss Ratio				0.16%

Cumulative Net Losses for all Periods				317,818.40

Delinquent Receivables:			Amount	Number
31-60 Days Delinquent			7,689,570.39	474
61-90 Days Delinquent			752,301.31	49
91-120 Days Delinquent			-	-
Total Delinquent Receivables:			8,441,871.70	523
60+ Days Delinquencies as Percentage of Receivables			0.07%	0.06%

Delinquency Ratio for Second Preceding Collection Period				0.00%
Delinquency Ratio for Preceding Collection Period				0.00%
Delinquency Ratio for Current Collection Period				0.06%
Average Delinquency Ratio				0.03%